EXHIBIT 99.  PRESS RELEASE DATED MAY 22, 2003.

           Humphrey Hospitality Trust, Inc. Announces Dividend Payment

COLUMBIA, MD - (BUSINESS WIRE) - May 22, 2003 - Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced that its Board of Directors had declared a cash dividend payment of $.03 per share for shareholders of record as of June 30, 2003 to be paid on July 30, 2003.

As a result of continued volatility in lodging demand at this time, the Company will defer providing any further guidance regarding dividends to be paid during the remainder of 2003.

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 79 hotels in 18 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Humphrey Hospitality Trust, Inc.
Michael Schurer, 443/259-4924